Exhibit 10.28

June 23, 2014

To: File

Re: Salary Adjustment—Dr. James A. Hayward

In response to Dr. James A. Hayward's request, his annual salary will be adjusted from $350,000 to $300,000 effective June 21, 2014. This salary adjustment will be accrued and repaid when Applied DNA Sciences, Inc. reaches $3,000,000 in sales for two (2) consecutive quarters or the company makes a profit at the end of any fiscal year.

Any questions can be directed to the Executive Director, Human Resources.

Sincerely,

/s/ Lawrence C. Kick
Lawrence C. Kick, MA, SPHR
Executive Director, Human Resources
Applied DNA Sciences, Inc.

50 Health Sciences Drive • Stony Brook, NY 11790 • tel 631 240.8800 • fax 631 240.8900